Exhibit 99.2

Apple Inc.
Q3 2007 Unaudited Summary Data

	Q2 2007		Q3 2006		Q3 2007		Sequential Change		Year/Year Change
Operating Segments (1)	Units K	Rev $M	Units K	Rev $M	Units K	Rev $M	Units	Revenue	Units	Revenue
Americas	605	$2,467	642	$2,213	824	$2,680	36%	9%	28%	21%
Europe	433	1,249	301	900	393	1,160	- 9%	- 7%	31%	29%
Japan	79	284	79	259	81	258	3%	- 9%	3%	—
Retail	275	834	216	688	330	915	20%	10%	53%	33%
Other Segments (2)	125	430	89	310	136	397	9%	- 8%	53%	28%
Total Operating Segments	1,517	$5,264	1,327	$4,370	1,764	$5,410	16%	3%	33%	24%

							Sequential Change		Year/Year Change
	Units K	Rev $M	Units K	Rev $M	Units K	Rev $M	Units	Revenue	Units	Revenue
Product Summary
Desktops (3)	626	$914	529	$705	634	$956	1%	5%	20%	36%
Portables (4)	891	1,354	798	1,161	1,130	1,577	27%	16%	42%	36%
Subtotal CPUs	1,517	2,268	1,327	1,866	1,764	2,533	16%	12%	33%	36%
iPod	10,549	1,689	8,111	1,497	9,815	1,570	- 7%	- 7%	21%	5%
Other Music Related Products and Services (5)		653		457		608		- 7%		33%
iPhone and Related Products and Services (6)	—	—	—	—	270	5	NM	NM	NM	NM
Peripherals and Other Hardware		309		236		308		—		31%
Software, Service and Other Sales		345		314		386		12%		23%
Total Apple		$5,264		$4,370		$5,410		3%		24%

(1)             In the third quarter of fiscal 2007, the Company revised the way it measures the Retail Segment’s operating results to a manner that is generally consistent with the Company’s other operating segments. Prior period results have been reclassified to reflect this change to the Retail Segment’s operating results along with the corresponding offsets to the other operating segments.

(2)             Other Segments include Asia Pacific and FileMaker.

(3)             Includes iMac, eMac, Mac mini, Mac Pro, PowerMac and Xserve product lines.

(4)             Includes MacBook, iBook, MacBook Pro and PowerBook product lines.

(5)             Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

(6)             Consists of iPhones and Apple-branded and third-party iPhone accessories.

NM:  Not Meaningful